Exhibit 10.28

Execution Version

MANAGEMENT AGREEMENT

This Management Agreement (this “Agreement”) is entered into as of March 1, 2006 by and among Dunkin’ Brands Acquisition, Inc., a Delaware corporation formerly know as BCT Coffee Acquisition, Inc. (the “Company”), Dunkin’ Brands Holdings, Inc., a Delaware corporation (“Midco”), Dunkin’ Brands Group Holdings, Inc., a Delaware corporation formerly known as BCT Coffee Acquisition Holdings, Inc. (“Holdings”), Bain Capital Partners, LLC, a Delaware limited liability company (“Bain”), TC Group IV, L.L.C., a Delaware limited liability company (“Carlyle”) and THL Managers V, LLC, a Delaware limited liability company (“THL” and, together with Bain and Carlyle, the “Managers”).

RECITALS

WHEREAS, Holdings, Midco and the Company have been formed for the purpose of acquiring (the “Acquisition”) all of the outstanding shares of capital stock of Dunkin’ Brands, Inc. (“DBI”), from Allied Domecq North America Corporation (“ADNAC”), and certain related transactions, all on the terms and subject to the conditions of that certain Stock Purchase Agreement dated as of December 12, 2005 and amended as of February 28, 2006 (the “Purchase Agreement”) among Holdings, the Company, ADNAC, Allied Domecq Canada Limited (“ADCAN” and, together with ADNAC, the “Sellers”) and Pernod Ricard S.A.;

WHEREAS, it is contemplated that immediately following the acquisition of DBI described above the Company will be merged with and into DBI, as a result of which DBI will become a wholly-owned subsidiary of Midco, which in turn will continue to be controlled by Holdings;

WHEREAS, to enable the Company, Midco and Holdings to engage in the Acquisition and related transactions, the Managers provided financial and structural advice and analysis as well as assistance with due diligence investigations and negotiations (the “Financial Advisory Services”); and

WHEREAS, the Company, Midco, Holdings and DBI want to retain the Managers to provide certain management and advisory services to the Company, Midco, Holdings and DBI and its subsidiaries (the Company, Midco, Holdings and, after giving effect to the Company’s acquisition of DBI and subsequent merger of the Company with and into DBI, DBI and its subsidiaries being referred to herein collectively as the “BCT-Dunkin’ Brands Corporations”), and the Managers are willing to provide such services on the terms set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Services. Each of the Managers hereby agrees that, during the term of this Agreement (the “Term”), it will provide the following consulting and management advisory services to the BCT-Dunkin’ Brands Corporations as requested from time to time by the Boards of Directors of the BCT-Dunkin’ Brands Corporations:

(a) advice in connection with the negotiation and consummation of agreements, contracts, documents and instruments necessary to provide the BCT-Dunkin’ Brands Corporations with financing on terms and conditions satisfactory to the BCT-Dunkin’ Brands Corporations;

(b) financial, managerial and operational advice in connection with DBI’s day-to-day operations, including, without limitation, advice with respect to the development and implementation of strategies for improving the operating, marketing and financial performance of DBI and its subsidiaries;

(c) advice in connection with financing, acquisition, disposition, merger, combination and change of control transactions involving any of the BCT-Dunkin’ Brands Corporations (however structured); and

(d) such other services (which may include financial and strategic planning and analysis, consulting services, human resources and executive recruitment services and other services) as such Manager and the BCT-Dunkin’ Brands Corporations may from time to time agree in writing.

Each of the Managers shall devote such time and efforts to the performance of services contemplated hereby as such Manager deems reasonably necessary or appropriate; provided, however, that no minimum number of hours is required to be devoted by Bain, Carlyle or THL on a weekly, monthly, annual or other basis. The BCT-Dunkin’ Brands Corporations acknowledge that each of the Managers’ services are not exclusive to any of the BCT-Dunkin’ Brands Corporations and that each Manager will render similar services to other persons and entities. The Managers and the BCT-Dunkin’ Brands Corporations understand that the BCT-Dunkin’ Brands Corporations may, at times, engage one or more investment bankers or financial advisers to provide services in addition to, but not in lieu of, services provided by the Managers under this Agreement. In providing services to the BCT-Dunkin’ Brands Corporations, each Manager will act as an independent contractor and it is expressly understood and agreed that this Agreement is not intended to create, and does not create, any partnership, agency, joint venture or similar relationship and that no party has the right or ability to contract for or on behalf of any other party or to effect any transaction for the account of any other party.

2. Payment of Fees.

(a) The BCT-Dunkin’ Brands Corporations, jointly and severally, will pay to the Managers (or such affiliates as they may respectively designate), in consideration of the Managers providing the Financial Advisory Services, an aggregate transaction fee (the “Transaction Fee”) in the amount of $30,000,000, such fee being payable on the date on which the transactions contemplated by the Purchase Agreement are consummated (the “Closing Date”). The Transaction Fee shall be divided among the Managers as follows:

Bain:	$10,000,000
Carlyle:	$10,000,000
THL:	$10,000,000

(b) During the Term, the BCT-Dunkin’ Brands Corporations, jointly and severally, will pay to the Managers (or such affiliates as they may respectively designate), an aggregate annual periodic fee (the “Periodic Fee”) of $3,000,000 in exchange for the ongoing services provided by the Managers under this Agreement, such fee being payable by the Company quarterly in advance on or before the start of each calendar quarter; provided, however, that the Periodic Fee for the period from the date hereof through June 30, 2006 shall be paid on the Closing Date. The Periodic Fee shall be prorated for any partial period of less than three months. The Periodic Fee shall be divided among the Managers pro rata in proportion to the amount of Investor Shares held at the time by the investment funds affiliated with each Manager (provided that, for purposes of this Agreement, (a) Bain Capital Integral Investors 2006, LLC, BCIP TCV, LLC and BCIP Associates-G and their respective Affiliated Funds shall be deemed to be investment funds affiliated with Bain; (b) Carlyle Partners IV, L.P. and CP IV Coinvestment, L.P. and their respective Affiliated Funds shall be deemed to be investment funds affiliated with Carlyle; and (c) Thomas H. Lee Equity Fund V, L.P., Thomas H. Lee Parallel Fund V, L.P., Thomas H. Lee Equity (Cayman) Fund V, L.P., Thomas H. Lee Investors Limited Partnership, Putnam Investment Holdings, LLC, Putnam Investments Employees’ Securities Company I LLC and Putnam Investments Employees’ Securities Company II LLC and their respective Affiliated Funds shall be deemed to be investment funds affiliated with THL). In this Agreement, the term “Affiliated Funds” shall have the same meaning given to it in that certain Stockholders Agreement dated on or about the date hereof among the Company, Holdings and the Investors (as defined in that agreement) (the “Stockholders Agreement”). In this Agreement, the term “Investor Shares” means at any time all shares of capital stock of Holdings (and any successor or survivor to Holdings) held by the investment funds affiliated with the Managers.

(c) During the Term, the Managers will advise the BCT-Dunkin’ Brands Corporations in connection with financing, acquisition, disposition and change of control transactions involving the BCT-Dunkin’ Brands Corporations or any of their respective direct or indirect subsidiaries (however structured), and the BCT-Dunkin’ Brands Corporations, jointly and severally, will pay to the Managers (or such affiliates as they may respectively designate) an aggregate fee (the “Subsequent Fee”) in connection with each such transaction equal to one percent (1%) of the gross transaction value of such transaction, and, in the case of an Initial Public Offering or a Change of Control (each as defined in the Stockholders Agreement) an amount equal to the net present value (using a discount rate equal to the then yield on U.S. Treasury Securities of like maturity) of the Periodic Fees that would have been payable to such Managers (based on relative ownership of Holdings by investment funds affiliated with the Managers as of the time immediately prior to such termination) with respect to the period from the date of such transaction until the fifth anniversary of such transaction, such fee to be due and payable for the foregoing services at the closing of such transaction. Each Subsequent Fee shall be divided among the Managers pro rata in proportion to the amount of Investor Shares held at the time by the investment funds affiliated with each Manager.

Each payment made pursuant to this Section 2 shall be paid by wire transfer of immediately available federal funds to the accounts specified on Schedule 1 hereto, or to such other account(s) as the Managers may specify to the Company in writing prior to such payment.

3. Term. This Agreement shall continue in full force and effect until December 31, 2016; provided that this Agreement shall be automatically extended each December 31 for an additional year unless the BCT-Dunkin’ Brands Corporations or two of the three Managers provide written notice of their desire not to automatically extend the term of this Agreement to the other parties hereto at least 90 days prior to such December 31; and provided further, however, that (a) two of the three Managers may cause this Agreement to terminate at any time and (b) this Agreement will terminate automatically immediately prior to a Change of Control or an Initial Public Offering (each as defined in the Stockholder Agreement) unless Holdings and two of the three Managers determine otherwise. In the event of a termination of this Agreement, the BCT-Dunkin’ Brands Corporations, jointly and severally, shall pay each of Bain, Carlyle and THL (or such affiliates as they may respectively designate) (i) all unpaid Periodic Fees (pursuant to Section 2(b) above), Subsequent Fees (pursuant to Section 2(c) above) and expenses (pursuant to Section 4(a) below) due with respect to periods prior to the date of termination plus (ii) in the event of a termination pursuant to clause (a) above, a termination fee in an amount equal to the net present value (using a discount rate equal to the then yield on U.S. Treasury Securities of like maturity) of the Periodic Fees that would have been payable to such Manager (based on relative ownership of Holdings by investment funds affiliated with the Managers as of the time immediately prior to such termination) with respect to the period from the date of termination until the fifth anniversary of such termination. The obligation to pay that fee and the provisions of Sections 4, 5, 6, 7, 8, 9, 10, 11 and 12 of this Agreement shall survive any termination of this Agreement.

4. Expenses; Indemnification.

(a) Expenses. The BCT-Dunkin’ Brands Corporations, jointly and severally, will pay on demand all Reimbursable Expenses. As used herein, “Reimbursable Expenses” means (i) all expenses incurred or accrued prior to the Closing Date by any of the Managers or their affiliates in connection with this Agreement, the Acquisition or any related transactions, consisting of their respective out-of-pocket expenses for travel and other incidentals in connection with such transactions (including, without limitation, all air travel (by first class on a commercial airline or by charter, as determined by the appropriate Manager) and other travel related expenses) and the out-of-pocket expenses and the fees and charges of (A) Ropes & Gray LLP, (B) KPMG, LLC, (C) DLA Piper Rudnick LLP, (D) Stikeman, Elliott, LLP and other foreign counsel to the Managers or their affiliates, (E) Environ, environmental consultants, (F) Bain & Company, (G) Trinity Capital, (H) Mercer Human Resource Consulting, (I) Marsh McClennan, insurance specialists, and (J) any other consultants or advisors retained by the Managers with the agreement of all Managers in connection with such transactions, (ii) reasonable out-of-pocket expenses incurred from and after the Closing Date relating to their affiliated funds’ investment in, the operations of, or the services provided by the Managers to, the BCT-Dunkin’ Brands Corporations or any of their affiliates from time to time (including, without limitation, all air travel (by first class on a commercial airline or by charter, as determined by the appropriate Manager) and other travel related expenses), provided, however, that two of the three Managers must approve any such expenses other than routine out-of-pocket expenses, (iii) reasonable out-of-pocket legal expenses incurred by any Manager or its affiliates from and after Closing Date in connection with the enforcement of rights or taking of actions under this Agreement, under the BCT-Dunkin’ Brands Corporations’ certificates of incorporation and bylaws, or under any subscription agreements, stockholders agreements, registration rights agreements, voting agreements or similar agreements entered into with Holdings, Midco or the Company in connection with investments in Holdings, Midco or the Company (subject to any applicable limitations on expense reimbursement rights expressly set forth in such agreements) and (iv) expenses incurred from and after the Closing Date by the Managers and their affiliates which at least two of the three Managers agree are properly allocable to the BCT-Dunkin’ Brands Corporations under this Agreement.

(b) Indemnity and Liability. The BCT-Dunkin’ Brands Corporations, jointly and severally, will indemnify, exonerate and hold each of the Managers, and each of their respective partners, shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents and each of the partners, shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnitees or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), as a result of, arising out of, or in any way relating to (i) this Agreement, the Acquisition, any transaction to which a BCT-Dunkin’ Brands Corporation is a party, or any other circumstances with respect to a BCT-Dunkin’ Brands Corporation or (ii) operations of, or services provided by any of the Managers to, the BCT-Dunkin’ Brands Corporations, or any of their affiliates from time to time (including but not limited to any indemnification obligations assumed or incurred by any Indemnitee to or on behalf of the Sellers, or any of its accountants or other representatives, agents or affiliates); provided that the foregoing indemnification rights shall not be available to the extent that any such Indemnified Liabilities arose on account of such Indemnitee’s gross negligence or willful misconduct, and further provided that, if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the BCT-Dunkin’ Brands Corporations hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. For purposes of this Section 4(b), none of the circumstances described in the limitations contained in the two provisos in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the BCT-Dunkin’ Brands Corporations, then such payments shall be promptly repaid by such Indemnitee to the BCT-Dunkin’ Brands Corporations. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. None of the Indemnitees shall in any event be liable to the BCT-Dunkin’ Brands Corporations or any of their affiliates for any act or omission suffered or taken by such Indemnitee that does not constitute gross negligence or willful misconduct. If the Indemnitees related to each of the three Managers are similarly situated with respect to their interests in connection with a matter that may be an Indemnified Liability and such Indemnified Liability is not based on a Third-Party Claim, the Indemnitees may enforce their rights pursuant to this Section 4(b) with respect to such matter only with the consent of at least two of the three Managers. In this Agreement, “Person” means any individual or corporation, association, partnership, limited liability company, joint venture, joint stock or other company, business trust, trust, organization, or other entity of any kind. A “Third-Party Claim” means any (i) claim brought by a Person other than a BCT-Dunkin’ Brands Corporation, a Manager or any indemnified Person related to a Manager and (ii) any derivative claim brought in the name of a BCT-Dunkin’ Brands Corporation that is initiated by a Person other than a Manager or any indemnified Person related to a Manager.

5. Disclaimer and Limitation of Liability; Opportunities.

(a) Disclaimer; Standard of Care. None of the Managers makes any representations or warranties, express or implied, in respect of the services to be provided by any Manager hereunder. In no event shall any of the Managers be liable to the BCT-Dunkin’ Brands Corporations or any of their affiliates for any act, alleged act, omission or alleged omission that does not constitute gross negligence or willful misconduct of such Manager as determined by a final, non-appealable determination of a court of competent jurisdiction.

(b) Freedom to Pursue Opportunities. In recognition that each Manager and its respective Indemnitees currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which each Manager or its respective Indemnitees may serve as an advisor, a director or in some other capacity, and in recognition that each Manager and its respective Indemnitees have myriad duties to various investors and partners, and in anticipation that the BCT-Dunkin’ Brands Corporations, on the one hand and each of the Managers (or one or more affiliates, associated investment funds or portfolio companies), on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the BCT-Dunkin’ Brands Corporations hereunder and in recognition of the difficulties which may confront any advisor who desires and endeavors fully to satisfy such advisor’s duties in determining the full scope of such duties in any particular situation, the provisions of this Section 5(b) are set forth to regulate, define and guide the conduct of certain affairs of the BCT-Dunkin’ Brands Corporations as they may involve such Manager. Except as a Manager may otherwise agree in writing after the date hereof:

(i) Such Manager and its respective Indemnitees shall have the right: (A) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company and its subsidiaries), (B) to directly or indirectly do business with any client or customer of the Company and its subsidiaries, (C) to take any other action that such Manager believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 5(b), and (D) not to present potential transactions, matters or business opportunities to the BCT-Dunkin’ Brands Corporations or any of their subsidiaries, and to pursue, directly or indirectly, any such opportunity for itself, and to direct any such opportunity to another person.

(ii) Such Manager and its respective Indemnitees shall have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the BCT-Dunkin’ Brands Corporations or any of their affiliates or to refrain from any actions specified in Section 5(b)(i), and the BCT-Dunkin’ Brands Corporations, on their own behalf and on behalf of their affiliates, hereby renounce and waive any right to require such Manager or any of its Indemnitees to act in a manner inconsistent with the provisions of this Section 5(b).

(iii) None of such Manager, nor any of its Indemnitees shall be liable to the BCT-Dunkin’ Brands Corporations or any of their affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 5(b) or of any such person’s participation therein.

(c) Limitation of Liability. In no event will any of the Managers or any of their Indemnitees be liable to the BCT-Dunkin’ Brands Corporations or any of their affiliates or either of the other Managers or their Indemnitees for any indirect, special, incidental or consequential damages, including, without limitation, lost profits or savings, whether or not such damages are foreseeable, or for any third party claims (whether based in contract, tort or otherwise), relating to the services to be provided by the Managers hereunder.

6. Assignment, etc. Except as provided below, none of the parties hereto shall have the right to assign this Agreement without the prior written consent of each of the other parties. Notwithstanding the foregoing, any Manager may assign all or part of its rights and obligations hereunder to any of its respective affiliates which provides services similar to those called for by this Agreement. This Agreement shall bind and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that the provisions hereof for the benefit of Indemnitees other than the Managers themselves shall also inure to the benefit of such other Indemnitees and their successors and assigns.

7. Amendments and Waivers. No amendment or waiver of any term, provision or condition of this Agreement shall be effective, unless in writing and executed by two of the three Managers and Holdings and the Company (or their respective successors); provided, that any amendment that would increase any fee payable to any Manager pursuant to this Agreement shall require the written consent of each of the Managers and the BCT-Dunkin’ Brands Corporations and any amendment or waiver that would reduce any fee payable to any Manager or otherwise discriminate against any Manager will require the consent of such Manager; and provided, further that any Manager may waive any portion of any fee to which it is entitled pursuant to this Agreement, and, unless otherwise directed by such Manager, such waived portion shall revert to the BCT-Dunkin’ Brands Corporations. No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

8. Governing Law; Jurisdiction.

(a) Choice of Law. This Agreement and all matters arising under or related to this Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(b) Consent to Jurisdiction. Each of the parties agrees that all actions, suits or proceedings arising out of, based upon or relating to this Agreement or the subject matter hereof shall be brought and maintained exclusively in the federal and state courts of the State of New York, County of New York. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in the State of New York, County of New York for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard shall be deemed to be included in clause (i) above. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of New York, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 10 is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 10 does not constitute good and sufficient service of process. The provisions of this Section 8 shall not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court of the State of New York.

(c) Waiver of Jury Trial. To the extent not prohibited by applicable law which cannot be waived, each of the parties hereto hereby waives, and covenants that it will not assert (whether as plaintiff, defendant, or otherwise), any right to trial by jury in any forum in respect of any issue, claim, demand, cause of action, action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof, in each case whether now existing or hereafter arising and whether in contract or tort or otherwise. Each of the parties hereto acknowledges that it has been informed by each other party that the provisions of this Section 8(c) constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby. Any of the parties hereto may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of each of the parties hereto to the waiver of its right to trial by jury.

9. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

10. Notice. All notices, demands, and communications required or permitted under this Agreement shall be in writing and shall effective if served upon such other party and such other party’s copied persons as specified below to the address set forth for it below (or to such other address as such party shall have specified by notice to each other party) if (i) delivered personally, (ii) sent and received by facsimile or (iii) sent by certified or registered mail or by Federal Express, DHL, UPS or any other comparably reputable overnight courier service, postage prepaid, to the appropriate address as follows:

If to a BCT-Dunkin’ Brands Corporation, to it:

Dunkin’ Brands, Inc.

130 Royall Street

Canton, Massachusetts 02021

Facsimile: (781) 737-4516

Attention:  Stephen Horn

with copies to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Facsimile:	(617) 951-7050
Attention:	David C. Chapin
Patrick Diaz
R. Newcomb Stillwell

If to Bain, to:

c/o Bain Capital, LLC
111 Huntington Avenue
Boston, Massachusetts 02199
Facsimile:	(617) 516-2010
Attention:	Andrew Balson

with copies to:

Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
Facsimile:	(617) 951-7050
Attention:	David C. Chapin
Patrick Diaz
R. Newcomb Stillwell

If to Carlyle, to:

c/o The Carlyle Group
520 Madison Avenue
New York, NY 10022
Facsimile:	(212) 381-4901
Attention:	Sandra Horbach

with copies to:

Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
Facsimile:	(617) 951-7050
Attention:	David C. Chapin
Patrick Diaz
R. Newcomb Stillwell

If to THL, to:

c/o Thomas H. Lee Partners
100 Federal Street
Boston, Massachusetts 02110

Facsimile:	(617) 227-3514
Attention:	Anthony DiNovi

with copies to:

Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
Facsimile:	(617) 951-7050
Attention:	David C. Chapin
Patrick Diaz
R. Newcomb Stillwell

Unless otherwise specified herein, such notices or other communications shall be deemed effective, (a) on the date received, if personally delivered or sent by facsimile during normal business hours, (b) on the business day after being received if sent by facsimile other than during normal business hours, (c) one business day after being sent for overnight delivery by Federal Express, DHL or UPS or other comparably reputable delivery service and (d) five business days after being sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

11. Severability. If in any proceedings a court shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof shall be found to be invalid or unenforceable, such provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

12. Counterparts. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.

THE COMPANY:	DUNKIN’ BRANDS ACQUISITION, INC.

*
Todd M. Abbrecht
Vice President & Treasurer

MIDCO:	DUNKIN’ BRANDS HOLDINGS, INC.

*
Todd M. Abbrecht
Vice President & Treasurer

HOLDINGS:	DUNKIN’ BRANDS GROUP HOLDINGS, INC.

*
Todd M. Abbrecht
Vice President & Treasurer

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” on this page:

/s/ Todd M. Abbrecht
Todd M. Abbrecht
Vice President & Treasurer

Management Agreement

BAIN:	BAIN CAPITAL PARTNERS, LLC
By: Bain Capital LLC, its sole member

/s/ Mark E. Nunnelly
Mark E. Nunnelly
Managing Director

Management Agreement

CARLYLE:	TC GROUP IV, L.L.C.
By: TC Group, L.L.C., its sole member
By: TCG Holdings, L.L.C., its managing member

/s/ Sandra J. Horbach
Sandra J. Horbach
Managing Director

Management Agreement

THL:	THL MANAGERS V, LLC
By: Thomas H. Lee Partners, L.P., its managing member
By: Thomas H. Lee Advisors, LLC, its general partner

/s/ Scott Schoen
Name: Scott Schoen
Title: Managing Director

Management Agreement

Schedule 1 to

Management Agreement

Wire Transfer Instructions for

Bain Capital Partners, LLC

Bank:
ABA #:
For:
Acct #:
To Further Credit:
Acct #:

Wire Transfer Instructions for

TC Group IV, L.L.C.

Bank:
ABA #:
Acct #:
Account Name:

Wire Transfer Instructions for

THL Managers V, LLC

Bank:
ABA #:
Acct #:
Account Name:
Reference: